Exhibit 99

PRESS RELEASE	May 2, 2007
FOR IMMEDIATE RELEASE
Stephen S. Robinson named as Executive Vice President of Yadkin Valley Financial Corporation and as
Executive Vice President/Chief Operating Officer of Yadkin Valley Bank and Trust Company
Elkin, NC -
Yadkin Valley Financial Corporation (NASDAQ Global Select Market: YAVY) has named Stephen S. Robinson as Executive Vice President of the Company and as Executive Vice President/Chief Operating Officer (COO) of the Company’s wholly owned subsidiary, Yadkin Valley Bank and Trust Company. Prior to accepting his new role, Steve served as Regional President of Piedmont Bank, a division of Yadkin Valley Bank and Trust Company . Bill Long, President & CEO, stated, “We’re very pleased to have someone with Steve’s experience working for us. He has a loyal following in the banking community and is a tremendous asset to our bank. I have admired the work ethic of Steve for several years both as a competitor and as a team member. He lives and breathes our core values and is a wonderful example of what a real banker should look and act like. We feel confident that Steve will serve the bank well in his new capacity.”
Steve, a native of Mooresville, and has been a banker for 36 years. He is married to Lynda Mack Robinson and they have two sons, Jeff and Charles. A graduate of UNC Chapel Hill with a BS in Business Administration, he also attended the Darden School of Business (University of Virginia). He began his banking career with Central Carolina Bank and Trust, then NCNB and Lincoln Bank before joining Piedmont Bank.
Civic involvement in his community is of great importance to Steve. He serves in various capacities throughout the area such as a board member of the Iredell County Revenue Bond Commission, Mitchell Community College Endowment, Iredell Memorial Hospital Corporation Trustees, Mooresville/South Iredell Foundation for Excellence in Public Education. Steve serves and an elder and previously served as a deacon of First Presbyterian Church in Mooresville. He has also been recognized as the Citizen of the Year and Business Person of the Year by the Mooresville/South Iredell Chamber of Commerce (“the Chamber”). Steve has served as past President of the Chamber and in various capacities for many other organizations.
Yadkin Valley Bank and Trust Company (“the Bank”), a community bank headquartered in Elkin, North Carolina, serves customers from twenty-four full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices are located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), East Bend, Jonesville and Yadkinville

(Yadkin County), and Pfafftown (Forsyth County). The offices in Mooresville and Statesville (Iredell County), Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank.” Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank.” On April 16, 2007, the Bank opened a loan production office in Wilmington, North Carolina under the Yadkin Valley Bank name. Sidus Financial, LLC, as subsidiary of the Bank, provides mortgage lending services to customers in North Carolina, South Carolina, Virginia, Alabama, Arkansas, Delaware, Florida, Georgia, Kentucky, Louisiana, Maryland, Mississippi, Pennsylvania, Tennessee and West Virginia.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.
For additional information contact:
William A. Long, President and CEO
(336) 526-6312
Source: Yadkin Valley Financial Corporation
             Yadkin Valley Bank and Trust Company